UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2025

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-4448	36-0781620
(Commission File Number)	(I.R.S. Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

(224) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	BAX (NYSE)	New York Stock Exchange
1.3% Global Notes due 2029	BAX 29	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act: ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Andrew Hider as President and Chief Executive Officer and Director; Transition of Brent Shafer from Interim CEO and Chair to Non-Executive Chair of the Board

On July 7, 2025 (the “Announcement Date”), Baxter International Inc. (the “Company”) announced that the Board of Directors of the Company (the “Board”) has appointed Andrew Hider as President and Chief Executive Officer (“CEO”) of the Company, effective on the earlier of September 3, 2025 or such date as the Company and Mr. Hider agree, subject to Mr. Hider’s compliance with his existing contractual obligations to his current employer (the “Effective Date”). In connection with Mr. Hider’s appointment as CEO, the Board increased the authorized number of directors on the Board to eleven and appointed Mr. Hider to fill the resulting vacancy on the Board, in each case, effective as of the Effective Date.

Mr. Hider does not have any family relationships with any of the Company’s directors or executive officers, there are no arrangements or understandings between Mr. Hider and any other persons pursuant to which he was selected as an officer or director, and there are no transactions between Mr. Hider and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

On July 7, 2025, the Company and Brent Shafer entered into an amendment to the letter agreement, dated February 1, 2025 and previously filed as Exhibit 10.2 to the Company’s Form 8-K filed on February 3, 2025 (the “Shafer Letter Agreement”), to extend the term of the Shafer Letter Agreement to the Effective Date (the “Shafer Amendment”), which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 (the “Q2 Form 10-Q”).

As of the Effective Date, Mr. Shafer will cease to serve as Interim CEO of the Company and will transition to serving as the non-executive Chair of the Board. He will also rejoin the Audit Committee and the Nominating, Corporate Governance and Public Policy Committee of the Board as an independent director, effective as of the Effective Date.

The above description of the Shafer Amendment is qualified in its entirety by reference to the terms of the Shafer Amendment, to be attached to the Q2 Form 10-Q and incorporated herein by reference.

Biographical Information of Mr. Hider

Mr. Hider, age 48, is the Chief Executive Officer and a member of the board of directors of ATS Corporation (TSX and NYSE: ATS), roles which he has held since March 2017 and May 2017, respectively. Previously, Mr. Hider served as President and Chief Executive Officer of the Taylor Made Group, LLC from May 2016 to February 2017. Prior to that, Mr. Hider served for ten years at Danaher Corporation, working in roles of increasing responsibility, most recently serving as President of Veeder Root. Mr. Hider began his career with General Electric, serving in a number of areas including manufacturing, project management, procurement and finance. He also currently serves on the board of directors of Tennant Company (NYSE: TNC). Mr. Hider received a BS in Interdisciplinary Engineering and Management and an MBA from Clarkson University.

CEO Offer Letter with Mr. Hider

The Company and Mr. Hider entered into an offer letter (the “CEO Offer Letter”), effective upon approval by the Board on July 7, 2025, establishing the terms of Mr. Hider’s service as CEO, commencing as of the Effective Date. Mr. Hider’s target direct compensation will comprise an annual base salary of $1,350,000, a target annual bonus opportunity under the Company’s Management Incentive Program (the “MICP”) of 150% of his annual base salary (prorated for 2025 as set forth in the CEO Offer Letter), and eligibility to participate in the Company’s long-term incentive program (the “LTI Plan”) with an initial target annual equity grant value of $14,000,000 (the “LTI Target Value”) (prorated for 2025 as set forth in the CEO Offer Letter and to be granted on the Company’s first scheduled off-cycle grant on or following the Effective Date) comprised of 50% performance share units (“PSUs”), 25% restricted stock units (“RSUs”) and 25% stock options.

Mr. Hider will also receive one-time sign-on compensation comprising (i) a supplemental cash payment of $1,000,000 minus applicable taxes payable within 30 days of the Effective Date and subject to clawback upon his resignation (other than for Good Reason as defined in the CEO Offer Letter) within 12 months of the Effective Date (100%

repayment) or between 12 and 24 months following the Effective Date (50% repayment) and (ii) on the Company’s first scheduled off-cycle grant date on or following the Effective Date, a one-time supplemental equity award with a target grant value equal to $4,000,000 (the “Supplemental Equity Award”) in the form of PSUs under the Company’s LTI Plan.

Mr. Hider will also receive a one-time award on the Company’s first scheduled off-cycle grant on or following the Effective Date as compensation for the unvested portion of certain equity awards previously granted by Mr. Hider’s prior employer, comprising (i) RSUs with a target grant value equal to $5,750,000, with one-third of such award scheduled to vest on each of the first three anniversaries of the grant date and (ii) PSUs with a target grant value equal to $2,750,000 (the “Make Whole Award”).

Mr. Hider will be eligible to participate in the Company’s benefit plans to the same extent as provided to other senior executives of the Company, and the Company will provide Mr. Hider with an annual allowance of $150,000 for personal travel expenses. In addition, Mr. Hider will enter into the Company’s Change in Control agreement (the “CIC Agreement”), which will provide that, in connection with a qualifying termination of employment in connection with a change in control, Mr. Hider will be entitled to receive, among other things: (i) a lump sum payment equal to two and a half times his annual base salary and annual target bonus opportunity and (ii) eighteen months of life, accident and health insurance benefits, in each case, subject to his execution and non-revocation of a separation and general release. Mr. Hider will be bound by standard restrictive covenants under the CIC Agreement, including, among other terms, non-competition, non-solicitation and non-disparagement provisions.

Outside the context of the CIC Agreement, if Mr. Hider’s employment is terminated (i) by the Company other than for Cause (as defined in the Company’s Executive Severance Plan) or (ii) by Mr. Hider for Good Reason (as defined in the CEO Offer Letter), the Company will provide Mr. Hider, not more than 60 days following the date his employment terminates with the Company (“Date of Termination”), with: (i) a lump-sum separation payment equal to two times his annual base salary and annual target bonus in effect as of the Date of Termination; (ii) in the event the Date of Termination is on or after February 1 but before the end of the applicable calendar year, a pro rata payment of his annual incentive under the MICP, calculated using the number of days worked in the applicable calendar year, based on actual financial performance of the Company and target individual performance; (iii) with respect to the Supplemental Equity Award and the Make Whole Award: (1) any outstanding and unvested RSUs will immediately vest on the Date of Termination and (2) any PSUs will remain eligible to vest based on actual performance (and if such awards have not been made prior to the Date of Termination, he will receive an equivalent amount based on an assumed grant date of the Company’s first scheduled off-cycle grant on or following the Effective Date and the Company’s standard calculation methodology); and (iv) a lump-sum cash amount equal to the monthly employer cost of applicable group medical, dental or vision coverage multiplied by 18. In exchange for the foregoing benefits, Mr. Hider will continue to be subject to and abide by the applicable restrictive covenants set forth in his CIC Agreement, without regard to whether a change in control has occurred.

The above description of the CEO Offer Letter is qualified in its entirety by reference to the terms of the CEO Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release relating to the announcements described in Item 5.02, dated July 7, 2025, is furnished as Exhibit 99.1 to this Form 8-K.

In accordance with General Instructions B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibits

10.1	Offer Letter, effective as of July 7, 2025, by and between Andrew Hider and the Company

99.1	Press Release, dated July 7, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAXTER INTERNATIONAL INC.

Date: July 7, 2025	By:	/s/ Ellen K. Bradford
	Name:	Ellen K. Bradford
	Title:	Senior Vice President and Corporate Secretary